UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2017

Univar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (331) 777-6000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In conjunction with the annual equity grant cycle of Univar Inc. (the “Company”), the Compensation Committee of the Company’s Board of Directors (the “Committee”) has approved a special equity award to be granted to Stephen D. Newlin, Chairman and Chief Executive Officer of the Company, consisting of 300,000 restricted stock units, to be granted on January 30, 2017, and 300,000 stock options, to be granted on February 2, 2017, in each case under the Univar Inc. 2015 Omnibus Equity Incentive Plan (the “Plan”). These grants are in lieu of an annual award.
This special one-time award is in recognition of Mr. Newlin’s assumption of his role on short notice after the unexpected departure of the previous Chief Executive Officer, his additional assumption of the role of Chairman of the Board of Directors, and his rapid advancement on the goals set forth by the Board which in general are as follows: (a) to strengthen the Company’s execution for growth and increase shareholder value; and (b) to strengthen the Company’s management team and succession plan, including the identification and review of candidates to succeed him as Chief Executive Officer.
Each of the restricted stock units and stock options granted to Mr. Newlin vest monthly from the date of grant over 24 months, subject to either Mr. Newlin’s continued employment or his service as a member of the Board of Directors through each vesting date, and the stock options will have an exercise price equal to the closing stock price of a share of the Company’s common stock on the date of grant - which is the date of the Company’s annual grant cycle (i.e., February 2, 2017). All of the restricted stock units and stock options will vest on an accelerated basis if Mr. Newlin’s employment or board service is terminated by the Company without cause or by Mr. Newlin for good reason, or by reason of Mr. Newlin’s death or disability. In addition, “double-trigger” vesting will apply to the restricted stock units and stock options, meaning that these awards will vest if a change in control occurs and Mr. Newlin’s employment or board service is terminated by the Company without cause or by Mr. Newlin for good reason or by reason of Mr. Newlin’s death or disability following the change in control, unless the awards are not assumed in the change in control. Any vested options will remain exercisable until their expiration date, provided that Mr. Newlin either remains employed or he continues to serve as a Board member for three years following the date of grant. The terms of the restricted stock units and options granted to Mr. Newlin otherwise reflect the terms of the stock options previously granted by the Company since its initial public offering.
The descriptions of the restricted stock units and stock options granted to Mr. Newlin are qualified in their entirety by reference to each of the Employee Restricted Stock Unit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and the Employee Stock Option Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employee Restricted Stock Unit Agreement.
10.2	Employee Stock Option Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2017	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary